UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]     Filed by a Party other than the Registrant [ ]

Check the appropriate box:
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     14a-6(e)(2))
[X]  Definitive Proxy Statement
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[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             AirTran Holdings, Inc.
               --------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    -----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

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Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

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           fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:

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3. Filing Party:

4. Date Filed:

                             AIRTRAN HOLDINGS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of AirTran Holdings, Inc.:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AirTran Holdings, Inc. (the "Company") will be held at the Westin Peachtree Plaza Hotel, 210 Peachtree Street, NW, Atlanta, Georgia 30303, on Wednesday, May 14, 2003 at 11:00 a.m. Eastern Daylight Savings Time, for the following purposes:

     (1) To elect three Class I Directors for a term of three years each and one Class II Director for a term of two years;

     (2) To consider and vote on a proposal to adopt an amendment to the 2002 Long-Term Incentive Plan to prohibit the re-pricing of previously granted stock options without shareholder approval, including the cancellation of outstanding options and grant of new options at a lower price.

     (3) To transact such other business as may properly come before the meeting. Holders of the Common Stock of record at the close of business on March 31, 2003, will be entitled to notice of and to vote at the meeting.

     Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope. This will assist us in preparing for the meeting.

                                             By Order of the Board of Directors,
                                             /s/ Richard P. Magurno
                                             --------------------------------
                                             Richard P. Magurno,
                                             Secretary
April 9, 2003
Orlando, Florida

                             AIRTRAN HOLDINGS, INC.
                             9955 AirTran Boulevard
                             Orlando, Florida 32827
                                 (407) 251-5600


                                 PROXY STATEMENT


     This proxy statement is furnished in connection with the solicitation of proxies on behalf of our board of directors to be voted at the annual meeting of our stockholders to be held on May 14, 2003, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Our annual meeting of stockholders will be held at the Westin Peachtree Plaza Hotel, Atlanta, Georgia 30303, on Wednesday, May 14, 2003, at 11:00 a.m. Eastern Daylight Savings Time. The site of the meeting is accessible to people with disabilities and by way of Atlanta's rapid transit system, MARTA. This proxy statement and accompanying form of proxy were first sent or given to our stockholders on or about April 9, 2003. Our annual report for the year ended December 31, 2002, is being sent to each stockholder of record along with this proxy statement.



                                ABOUT THE MEETING


What is the purpose of the annual meeting?

     At our annual meeting, our stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and voting to amend our 2002 Long-Term Incentive Plan. In addition, our management will report on our performance during the 2002 year and respond to questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, March 31, 2003, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, we had 71,742,072 shares of common stock outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the recommendations of our board of directors?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board recommends a vote FOR election of the nominated slate of Class I Directors and Class II Director and a vote FOR approval of an amendment to our 2002 Long-Term Incentive Plan to prohibit the re-pricing of previously granted stock options without stockholder approval.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Approval of the amendment to our 2002 Long-Term Incentive Plan. The affirmative vote of the holders of a majority of the votes cast at the meeting (in person or by proxy) with respect to the approval of this amendment will be required for approval of the amendment to our 2002 Long-Term Incentive Plan to prohibit the re-pricing of previously granted stock options without stockholder approval.

     Abstentions are included in the shares present at the meeting for purposes of determining whether a quorum is present. Broker non-votes (when shares are represented at the meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are also included in the determination of the number of shares represented at the meeting for purposes of determining whether a quorum is present. Since Proposal No. 2 requires approval by the affirmative vote of a majority of the votes cast on this matter, any non-votes (including abstentions and broker non-votes) will not impact whether this Proposal is approved.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. Our management knows of no matter to be brought before the meeting other than those mentioned above. If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

How will proxies be solicited?

     Proxies will be solicited by mail. Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expense of preparing, assembling, printing, mailing and soliciting proxies.

Is there electronic access to the proxy materials and annual report?

     Yes. This Proxy Statement and our Annual Report are available on our web site, www.airtran.com.

                                 STOCK OWNERSHIP

Security Ownership of Management and Certain Beneficial Owners

     The following table sets forth, as of March 1, 2003 (unless otherwise indicated in the footnotes), certain information with respect to our common stock owned beneficially by each director, by each nominee for election as a director, by each executive officer, by all executive officers and directors as a group and by each person known by us to be a beneficial owner of more than 5% of our outstanding common stock. Except as noted in the footnotes, each of the persons listed has sole investment and voting power with respect to the shares of common stock included in the table.

                                                    Number of Shares         Percent of Shares
  Name of Beneficial Owner                          Beneficially Owned (1)   Outstanding (2)
  ------------------------                         ----------------------    ---------------
  Wellington Management Company, LLP (3)                7,403,700               10.3%
  Boeing Capital Loan Corporation (4)                   6,228,782                8.3%
  Joseph B. Leonard (5)                                 2,200,000                3.0%
  Robert L. Priddy (6)                                  1,665,000                2.3%
  Lewis H. Jordan (7)                                     917,620                1.3%
  Robert L. Fornaro (8)                                   548,000                   *
  Stephen J. Kolski (9)                                   183,266                   *
  Richard P. Magurno (10)                                 113,666                   *
  Stanley J. Gadek (11)                                   104,999                   *
  Don L. Chapman (12)                                      86,200                   *
  Alfred J. Smith, III (13)                                58,333                   *
  William J. Usery, Jr. (14)                               36,000                   *
  J. Veronica Biggins (15)                                 11,670                   *
  Jere A. Drummond (16)                                     9,500                   *
  John F. Fiedler, nominee for director                       -0-                 -0-
  All executive officers and directors as a group
        (12 persons)(5)(6)(7)(8)(9)(10)(11)(12)(13)
        (14)(15)(16)                                    5,934,254                7.8%

  ------------------
  * Less than 1%

(1) Information with respect to beneficial ownership is based upon information furnished by each owner unless otherwise indicated.
(2) The percent of our outstanding common stock owned is determined by assuming that in each case the person only, or group only, exercised his, her or its rights to purchase all shares of our common stock underlying presently exercisable stock options, convertible notes and warrants.
(3) Ownership consists of shares of our common stock beneficially owned by Wellington Management Company, LLP in its capacity as an investment advisor, as disclosed on Schedule 13G dated December 31, 2002, filed with the Securities and Exchange Commission. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(4) Ownership consists of shares of our common stock which may be acquired by Boeing Capital Loan Corporation upon the conversion of convertible notes and the exercise of warrants as disclosed on a Schedule 13G dated April 12, 2001, filed with the Securities and Exchange Commission. The address of Boeing Capital Loan Corporation is 500 Naches Blvd., S.W., 3rd Floor, Renton, WA 98055.
(5) Mr. Leonard's ownership includes options to purchase 2,200,000 shares of our common stock which are presently exercisable.
(6) Mr. Priddy's ownership includes options to purchase 665,000 shares of our common stock which are presently exercisable.
(7) Mr. Jordan's ownership includes options to purchase 915,000 shares of our common stock which are presently exercisable.
(8) Mr. Fornaro's ownership includes options to purchase 505,000 shares of our common stock which are presently exercisable or are exercisable within the next 60 days.
(9) Mr. Kolski's ownership includes options to purchase 181,666 shares of our common stock which are presently exercisable.
(10) Mr. Magurno's ownership includes options to purchase 111,666 shares of our common stock which are presently exercisable.
(11) Mr. Gadek's ownership includes options to purchase 104,999 shares of our common stock which are presently exercisable.
(12) Mr. Chapman's ownership includes options to purchase 35,000 shares of our common stock which are presently exercisable and 38,200 shares of our common stock which are owned by a corporation of which Mr. Chapman is an officer and sole stockholder.
(13) Mr. Smith's ownership includes options to purchase 58,333 shares of our common stock which are presently exercisable or are exercisable within the next 60 days.
(14) Mr. Usery's ownership includes options to purchase 15,000 shares of our common stock which are presently exercisable or are exercisable within the next 60 days.
(15) Ms. Biggins' ownership includes options to purchase 8,333 shares of our common stock which are presently exercisable or are exercisable within the next 60 days.
(16) Mr. Drummond's ownership includes 4,500 shares which are owned by his wife and options to purchase 5,000 shares of our common stock which are presently exercisable.

                              SECURITIES AUTHORIZED

Equity Compensation Plan Information


                                                     (a)                          (b)                             (c)

                                                                                                          Number of securities
                                                                                                          remaining available for
                                             Number of securities to        Weighted-average              future issuance under
                                             be issued upon exercise        exercise price of             equity compensation plans
                                             of outstanding options,        outstanding options,          (excluding securities
Plan Category                                warrants and rights            warrants and rights           reflected in column (a))
Equity compensation plans approved by
security holders (1)                                 9,784,989                    $5.73                         3,660,863
Equity compensation plans not approved
by security holders                                         --                      n/a                                --
Total                                                9,794,989                    $5.73                         3,660,863

(1) Includes our 1993, 1994 and 1996 Stock Option Plans and our 2002 Long-Term Incentive Plan.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     Our By-laws provide for a board of directors with staggered terms and for a board consisting of not less than three, nor more than nine, directors. The number of directors has been set at nine for the ensuing year. Each year, at least 25% of the members of our board of directors are to be elected for a term of three years and until their successors are elected and qualified.

     Our board of directors is divided into three classes. The terms of our Class I Directors, currently Don L. Chapman, Lewis H. Jordan and Joseph B. Leonard, expire at the annual meeting to be held on May 14, 2003. Each of our Class I Directors has been nominated for re-election to our board of directors for a three-year term expiring in 2006. Furthermore, our board of directors has increased the size of the board to nine members. The newly created director position will be held by a Class II Director with a term expiring in 2005. An election to fill the vacant Class II Director position will be held at the annual meeting. John F. Fiedler has been nominated to fill this vacant position. Our nominating and corporate governance committee has recommended the election of John F. Fiedler as a new member of our board of directors.

     We have determined that Don L. Chapman, J. Veronica Biggins, Jere Drummond, William J. Usery and, if elected, John F. Fiedler will qualify as independent directors under the proposed New York Stock Exchange rules.

     It is the intention of the persons named in the accompanying proxy form to vote for the election of all nominees unless otherwise instructed. If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.

Identification of Directors and Executive Officers

     The following table contains the name, age and position with our company of each of our executive officers and directors, including nominees for director. Their respective backgrounds are described in the text following the table.

                                  Age          Position
Joseph B.  Leonard                59           Chairman of the Board, Chief Executive Officer and Director (since 1999)
Robert L. Fornaro                 50           President, Chief Operating Officer and Director (since 2001)
Stanley J. Gadek                  51           Senior Vice President - Finance and Chief Financial Officer
Stephen J. Kolski                 62           Senior Vice President - Operations of our Operating Subsidiary
Richard P. Magurno                59           Senior Vice President, General Counsel and Secretary
Alfred J. Smith, III              51           Senior Vice President - Customer Service of our Operating Subsidiary
J. Veronica Biggins               56           Director (since 2001)
Don L. Chapman                    63           Director (since 1994)
Jere A. Drummond                  63           Director (since 2002)
Lewis H. Jordan                   58           Director (since 1993)
Robert L. Priddy                  56           Director (since 1992)
William J. Usery, Jr.             79           Director (since 2000)
John F. Fiedler                   64           Nominee for Director

Executive Officers

     Joseph B. Leonard joined us in January 1999 as our chairman of the board, president and chief executive officer, but relinquished his title of president in January 2001. Mr. Leonard continues to serve as our chairman of the board and chief executive officer. From 1993 to 1998, Mr. Leonard served in various executive capacities for AlliedSignal, Inc. and its Aerospace division, last serving as the president and chief executive officer of marketing, sales and service of AlliedSignal Aerospace and senior vice president of AlliedSignal, Inc. during 1998. From 1991 to 1993, Mr. Leonard served as executive vice president of Northwest Airlines. Prior to that, Mr. Leonard served in various executive positions for Eastern Airlines from 1984 to 1990, as assistant vice president, aircraft maintenance for American Airlines from 1982 to 1984 and in various maintenance and quality control positions for Northwest Airlines from 1969 to 1982. Mr. Leonard was elected to our board of directors pursuant to the terms of his employment agreement.

     Robert L. Fornaro joined us in March 1999 as our president of our operating subsidiary and has also served as our president of our company since January 2001. Mr. Fornaro was designated as our chief operating officer in March 2001 and continues to serve in that capacity. Mr. Fornaro also served as our chief financial officer from June 1999 until August 2000. From February 1998 until March 1999, he served as a consultant in the airline industry. From 1992 to February 1998, Mr. Fornaro served as senior vice president - planning for US Airways. Prior to that, he served as senior vice president - marketing planning at Northwest Airlines from 1988 to 1992.

     Stanley J. Gadek joined us in July 2000 as our senior vice president - finance and chief financial officer. With more than 20 years in the airline industry, Mr. Gadek most recently served as acting chief financial officer of Atlas Air, which he joined in December 1997 as vice president and controller. Prior to Atlas, Mr. Gadek served as vice president and controller for Atlantic Coast Airlines from 1994 to 1997. Prior to joining Atlantic Coast, Mr. Gadek served as assistant controller for Continental Airlines. Mr. Gadek began his career in 1977 with Ernst & Young LLP.

     Stephen J. Kolski has served as senior vice president - operations of our operating subsidiary since he joined us in March 1999. From 1995 until March 1999, he served as a consultant in the aerospace industry. From 1993 to 1995, he served as a director, president and chief operating officer of ATX, Inc. From 1990 to 1993, Mr. Kolski served as president and chief operating officer of Continental Express. From 1966 to 1990, Mr. Kolski held various management positions with responsibilities over flight operations, aircraft maintenance and collective bargaining negotiations for National Airlines (1966 to 1980), New York Air which he co-founded (1980 to 1987) and Eastern Airlines (1987 to 1990).

     Richard P. Magurno joined us in August 2000 as senior vice president, general counsel and secretary. From 1998 until August 2000, Mr. Magurno operated a private aviation consulting practice. From 1994 until 1998, Mr. Magurno served as senior vice president and general counsel for Trans World Airlines. From 1989 until 1994, he served as a partner in the law firm of Lord, Day & Lord, Barrett Smith in New York. Mr. Magurno spent almost 20 years with Eastern Airlines, beginning in 1970 as a staff attorney, from 1980 to 1984 as vice president--legal and from 1984 to 1988 as senior vice president, general counsel and secretary.

     Alfred J. Smith, III joined us in April 2002 as senior vice president - customer service of our operating subsidiary. Prior to joining us, Mr. Smith spent over nine years at Northwest Airlines as vice president of global operations for the cargo division as well as vice president of customer service for the Minneapolis/St. Paul hub. Prior to joining Northwest, Mr. Smith was director of customer service at Midway Airlines, responsible for airport operations, in-flight service and customer relations. Mr. Smith also previously held various management positions at Eastern Airlines.

Nominees for Election as Directors for a Three-Year Term Expiring in 2006

     Don L. Chapman is a Class I Director whose term expires in 2003 and who has served on our board of directors since 1994. Mr. Chapman has served as president and chief executive officer of Tug Manufacturing Corporation, an investment and printing press company, since he acquired that company in 1977. From March 2000 until January 2001, Mr. Chapman also served as president and chief executive officer of Legacy Capital Investments. From December 1998 until March 2000, Mr. Chapman served as president of S&S Tug Manufacturing Company, a ground support equipment manufacturer which acquired that business from Tug Manufacturing Corporation. He served as chief executive officer of Opti World, Inc., an optical superstore chain, from 1983 (when he founded that company) until 1995. Mr. Chapman serves as a director of Rare Hospitality (since 1992) and National Service Industries (since 2002).

     Lewis H. Jordan is a Class I Director whose term expires at our annual meeting on May 14, 2003. Mr. Jordan is the owner and principal officer of Wingspread Enterprises, an investment and consulting firm which he founded in August 1997. Mr. Jordan served as our president and chief operating officer from June 1993 until November 1997. Until November 1996, Mr. Jordan also served as president and chief operating officer of our operating subsidiary. He served as president and chief operating officer and as a director of Continental Airlines from 1991 to 1993 and served as executive vice president of that company from 1986 to 1991. Mr. Jordan serves as a director of Rare Hospitality (since 1998).

     Joseph B. Leonard is a Class I Director whose term expires at our annual meeting on May 14, 2003. As an executive officer of our company, Mr. Leonard's background is described above.

Nominee For Election as a Director for Term Expiring in 2005

     John F. Fiedler has been nominated as a Class II Director for a term to expire in 2005. Mr. Fiedler has served as the chairman of the board of Borg Warner, an automotive component supplier, since 1994. He also served as chief executive officer of Borg Warner from 1994 until February 2003. Mr. Fiedler served in various capacities with Goodyear Tire & Rubber Company from 1964 until 1994, last serving as its executive vice president and president of its North American Tire division.

Continuing Directors

     J. Veronica Biggins has served as senior partner of Heidrick & Struggles International, an executive search firm, since 1995. Ms. Biggins also serves as a director (since 1997) of Avnet Corporation, a distributor of semiconductors, components and computer products and as a director (since 1995) of NDC Health, a provider of electronic information products and services to the health care community. Ms. Biggins is a Class III Director whose term will expire in 2004.

     Jere A. Drummond was employed by BellSouth Corporation from 1962 until his retirement in December 2001. From January 2000 until December 2001, he served as vice chairman of BellSouth Corporation. From January 1998 until December 1999, he was president and chief executive officer of the BellSouth Communications Group. Prior to that, Mr. Drummond served as president and chief executive officer of BellSouth Telecommunications, Inc., BellSouth's local telephone service unit and largest subsidiary. Mr. Drummond also serves on the boards of directors of Borg-Warner Automotive (since 1996), Centillium Communications (since 2000) and NuBridges, LLC (since 2002). Mr. Drummond is a Class II Director whose term will expire in 2005.

     Robert L. Fornaro is a Class III Director whose term will expire in 2004. As an executive officer of our company, Mr. Fornaro's background is described above.

     Robert L. Priddy is an investor and owner of RMC Capital, LLC, an investment company which he founded in February 1998. Mr. Priddy was employed as our chairman of the board and chief executive officer from its inception until November 1997. He has served as a director of our company since he participated in its founding in 1992. Mr. Priddy also serves as a director of eB2B Commerce, a provider of electronic data transaction services (since January 2003), BServ, a banking services company (since 1995), and Microsulis, Ltd., a medical equipment company (since 2002). Mr. Priddy is a Class III Director whose term will expire in 2004.

     William J. Usery, Jr. has served as president of Bill Usery Associates, Inc., a labor-management consulting firm, since 1978. Previously Mr. Usery has served in many labor-management positions with the federal government, including as Secretary of Labor under President Ford from 1976 to 1977, as national director of the Federal Mediation and Conciliation Service (FMCS) from 1973 to 1976 and as Assistant Secretary of Labor for Labor-Management Relations under President Nixon from 1969 to 1973. Mr. Usery is a Class II Director whose term will expire in 2005.

Committees of the Board of Directors

     We have a standing audit committee, compensation committee and nominating and corporate governance committee. The charter for each committee, as in effect from time to time, may be found on our web site, www.airtran.com. All of our committees are comprised solely of independent directors with the exception of Robert Priddy's service on the audit committee, which is consistent with currently effective rules. However, as discussed below, Mr. Priddy will be replaced on our audit committee with an independent director after our annual stockholders' meeting on May 14, 2003.

     Each committee has the right to retain its own legal and other advisors.

Audit Committee

     Our audit committee consists of J. Veronica Biggins, Don L. Chapman and Robert L. Priddy. Our audit committee met six times during the 2002 fiscal year. Our board of directors and audit committee have amended the audit committee charter. The revised charter is set forth in Annex A to this proxy statement. Pursuant to the charter, our audit committee will be comprised of at least three members appointed by our board of directors, each of whom must satisfy the membership requirements of independence and financial literacy. Presently, only
J. Veronica Biggins and Don L. Chapman meet the requirements of independence for members of our audit committee. In the coming year, our board of directors intends to replace Robert L. Priddy as a member of our audit committee with another director who meets the independence requirements. We have determined that Mr. Chapman is our audit committee financial expert.

     The purpose of our audit committee is to assist our board of directors in fulfilling its responsibilities to oversee our financial reporting process, including monitoring the integrity of our financial statements and the independence and performance of our internal and external auditors. Under its charter, the responsibilities of our audit committee include:

- review and recommend to our board of directors annually the selection of the independent auditors;

- review and discuss with management and the independent auditors the financial statements to be included in our annual report on Form 10-K for filing with the Securities and Exchange Commission;

- review and approve all use of our independent auditors for non-audit services prior to any such engagement;

- discuss with the independent auditors the conduct of the audit, the adequacy and effectiveness of our accounting and financial controls and the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence;

- meet separately with the independent auditors and with our internal auditors, as well as our management, to discuss the results of their examination;

- review and discuss with management and the independent auditors our interim financial statements as included in our quarterly reports;

- report to our board of directors its conclusions with respect to the matters that our audit committee has considered; and

- review and reassess the adequacy of its charter annually and submit it to our board of directors for approval.

     Our audit committee has adopted a procedure to receive allegations on any fraudulent accounting issues through a toll-free telephone number and email as set out in our code of conduct and ethics.

Compensation Committee

     Our compensation committee currently consists of Jere A. Drummond and William J. Usery, Jr. Our compensation committee met four times during 2002. Our compensation committee is empowered to: (i) establish a compensation policy for executive officers, including setting base salaries and incentive compensation;
(ii) review compensation practices and trends; (iii) make recommendations as to compensation levels for executive officers; (iv) approve employment contracts;
(v) administer our stock option and other incentive plans; and (vi) undertake administration of other employee benefit plans.

Nominating and Corporate Governance Committee

     Our nominating and corporate governance committee currently consists of William J. Usery, Jr. and Don L. Chapman. Our nominating and corporate governance committee met two times during 2002. The committee will consider qualified candidates for director positions suggested by stockholders in written submissions to our corporate secretary. The submissions must include a detailed resume and recommendations and must be received at our corporate secretary's office no later than January 1, 2004. The responsibilities of our nominating and corporate governance committee are:

- identifying qualified candidates to serve as director and recommending to our board of directors nominees for director;

- leading our board of directors in its annual review of our board's performance;

- recommending to our board of directors nominees for each committee of our board of directors;

- overseeing the annual process of evaluation of the performance of our management; and

- developing and recommending to our board of directors corporate governance guidelines.

Meetings of our Board of Directors

     Our board of directors met seven times during our 2002 fiscal year. Each incumbent director attended at least 75% of the total of all board and committee meetings he or she was entitled to attend during the 2002 year.

     Under our corporate governance guidelines, beginning in May 2003, our non-management directors will meet quarterly outside of the presence of the management members of our board. The meeting of non-management board members will be chaired by one of the independent members of our board and the chairperson of those meetings will rotate among all independent members of our board based on seniority on our board. The chair of each of the next four scheduled meetings will be: May 2003 - Don L. Chapman; July 2003 - William J. Usery, Jr.; October 2003 - J. Veronica Biggins; and January 2004 - Jere A. Drummond.

     Independent members of our board may be contacted by letter directed to the named member in care of AirTran Airways, Inc., Office of the General Counsel and Corporate Secretary, 9955 AirTran Boulevard, Orlando, Florida 32827. The sealed envelope will be sent on to the addressee by our General Counsel's office.

Corporate Governance and Related Issues

     Our corporate governance guidelines, as in effect from time-to-time, may be found on our web site, www.airtran.com. The board intends to review its corporate governance principles, committee charters and other aspects of governance annually or more often if necessary to remain current in all aspects of corporate governance.

     Our board has adopted a policy to self-evaluate its performance on an annual basis.

     Our code of conduct and ethics applicable to all employees as well as board members, as in effect from time to time, may be found on our web site, www.airtran.com. Members of our board are required to certify compliance with our code of conduct and ethics. Any waiver of our code of conduct and ethics for any board member, the chief executive officer, the chief financial officer as well as any other officer and our comptroller and other accounting officer will be disclosed on our web site, www.airtran.com.

     Our code of conduct and ethics committee is presently chaired by J. Veronica Biggins, an independent board member who also serves on the audit committee.

     Our code of conduct and ethics provides a procedure by which employees and others may directly or anonymously, through a secure 800 phone number or by way of any email contact, inform members of our ethics committee of any alleged violation of our code of conduct and ethics, including any allegations of accounting fraud. Reporting employees are protected from retaliation and any other form of adverse action.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms received by us with respect to transactions during 2002, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of our equity securities have been complied with except that a report on Form 4 for William J. Usery, Jr. reporting a purchase of shares on July 30, 2002, was filed late on September 11, 2002.

                          BOARD AUDIT COMMITTEE REPORT

     Our audit committee has reviewed and discussed the audited financial statements with management and has discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by SAS 61. Furthermore, our audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and has discussed with Ernst & Young LLP its independence relative to our company.

     Based on the review and discussion referred to above, our audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K.



           Submitted by

           AUDIT COMMITTEE



           Don L. Chapman         J. Veronica Biggins       Robert L. Priddy



     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ended December 31, 2000, December 31, 2001, and December 31, 2002, the cash compensation paid by us, as well as certain other compensation paid or accrued for such year, for our chief executive officer and the four most highly compensated other executive officers during 2002. Such table also indicates all capacities in which they served.

                           Summary Compensation Table

                                                                                                     Long Term
                                                                                                     Compensation
                                                                Annual Compensation                  Awards
                                              --------------------------------------------------     -------------
Name and                                                                          Other Annual                         All other
Principal                                                                         Compensation         Options        Compensation
Position                                      Year      Salary ($)     Bonus ($)      ($)                (#)               ($)
------------------                            ----      ----------    ---------  -------------       ---------        ----------
Joseph B. Leonard, Chairman of the
 Board and Chief Executive Officer (1)        2002       397,692         540,000              0                0                0
                                              2001       348,846         510,000              0        1,000,000                0
                                              2000       350,000         525,000              0                0          150,000

Robert L. Fornaro, President
 and Chief Operating Officer (2)              2002       327,115         285,000            810          150,000                0
                                              2001       278,173         270,000          1,050          150,000                0
                                              2000       261,538         250,000              0          100,000                0

Stephen J. Kolski, Senior Vice President (3)  2002       183,221          83,125            833           45,000                0
                                              2001       163,053          75,500          1,050           45,000                0
                                              2000       157,289          75,000              0           25,000                0

Stanley J. Gadek, Senior Vice
 President and Chief Financial Officer (4)    2002       175,942          80,750              0           45,000                0
                                              2001       158,240               0              0           35,000                0
                                              2000        61,538         155,000              0          140,000                0

Richard P. Magurno, Senior Vice President,
 General Counsel and Secretary (5)            2002       174,789          80,750              0           45,000                0
                                              2001       156,702          40,000              0           35,000                0
                                              2000        52,308               0              0          150,000                0

(1) Relocation expenses of $150,000 are reflected as other compensation in 2000. Mr. Leonard also served as our president until January 2001.

(2) Mr. Fornaro's "other annual compensation" for 2001 and 2002 consists of matching contributions made by us to Mr. Fornaro's 401(k) account. Mr. Fornaro also served as chief financial officer during 2000.

(3) Mr. Kolski's "other annual compensation" for 2001 and 2002 consists of matching contributions made by us to Mr. Kolski's 401(k) account.

(4) Mr. Gadek commenced employment with us in July 2000, and therefore, the compensation shown for him for 2000 is for the period from July 2000 through December 2000. During 2000, Mr. Gadek received an advance of $80,000 against his 2001 bonus entitlement and did not receive any other bonus for 2001.

(5) Mr. Magurno commenced employment with us in August 2000, and therefore, the compensation shown for him for 2000 is for the period from August 2000 through December 2000.

None of the individuals listed above received perquisites or personal benefits during 2002 in excess of the lesser of $50,000 or 10% of his annual salary and bonus. The amount of such benefits to all executive officers as a group during 2002 was less than 10% of their aggregate annual salaries and bonuses.

Compensation Committee Interlocks and Insider Participation

     Our compensation committee consists of Jere A. Drummond and William J. Usery, Jr., neither of whom are officers or employees of our company.

Employment Agreements and Change of Control Arrangements

     Joseph B. Leonard. We entered into an amended employment agreement with Mr. Leonard on September 6, 2001, which provides for a three year term expiring on September 6, 2004, and severance pay of $500,000 in the event Mr. Leonard's employment is terminated by us without cause. Mr. Leonard's base salary under the amended employment agreement is $400,000 per year, subject to annual review by our board of directors, and he may earn a bonus of up to 150% of his base salary each year based on our profitability during the year. The amended employment agreement also provides that, upon a change of control, all of Mr. Leonard's stock options will become vested and Mr. Leonard will be entitled to a lump sum payment equal to the greater of his compensation for the previous twelve months or the average of his annual compensation for the previous three years. In connection with the execution of the employment agreement, Mr. Leonard was granted 1,000,000 options vesting 40% upon signing the agreement and 30% the first and second anniversaries of the agreement.

     Other Executive Officers. Upon a termination of employment of Mr. Fornaro, Kolski, Gadek, Magurno or Smith after a change of control, the employee will be entitled to a continuance of his salary for a two-year period and all of his stock options will become vested.

     Robert L. Priddy. In connection with the retirement of Mr. Priddy as an executive officer of our company in 1997, we entered into a consulting agreement with Mr. Priddy. Our consulting agreement with Mr. Priddy provides for payments of $100,000 per year through 2002 and $20,000 per year for 2003 and 2004 and for certain health and medical benefits.

     Lewis H. Jordan. In connection with the retirement of Mr. Jordan as an executive officer of our company in 1997, we entered into a consulting agreement with Mr. Jordan. Our consulting agreement with Mr. Jordan provides for payments $100,000 per year to Mr. Jordan and his affiliated company through 2002 and $20,000 per year for 2003 and 2004 and for certain health and medical benefits.

Option Grants in Last Fiscal Year

     The table below sets forth information regarding all stock options granted in the 2002 fiscal year under our stock option plans to our executive officers named in the Summary Compensation Table above.

                                              % of
                                             Total                   Market
                              Number of     Options                   Price
                             Securities   Granted to                 or Fair                          Potential Realized Value at
                             Underlying    Employees                  Value                              Assumed Annual Rates of
                               Options     in Fiscal    Exercise     on Date        Expiration       Stock Price Appreciation (1)
                              Granted        Year         Price     of Grant          Date               5%                10%
                              ---------     ------     ---------- ------------    -------------  ----------------- ----------------
Joseph B. Leonard                     0        0%           n/a         n/a                n/a                   0              0
Robert L. Fornaro               150,000      7.1%         $3.90       $3.90          7/25/2012            $367,903       $932,339
Stephen J. Kolski                45,000      2.1%         $3.90       $3.90          7/25/2012            $110,371       $279,702
Stanley J. Gadek                 45,000      2.1%         $3.90       $3.90          7/25/2012            $110,371       $279,702
Richard P. Magurno               45,000      2.1%         $3.90       $3.90          7/25/2012            $110,371       $279,702

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of our stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

     The following table shows aggregate exercises of options during 2002 and the values of options held as of December 31, 2002, by our executive officers named in the Compensation Table above.

                                                             Number of              Value of Unexercised
                                                             Unexercised Options    In-The-Money Options
                                                             December 31, 2002      December 31, 2002 (1)
                        Shares Acquired     Value            Exercisable (E)/       Exercisable (E)/
Name                    on Exercise         Realized         Unexercisable (U)      Unexercisable (U)
--------------------------------------------------------------------------------------------------------
Joseph B. Leonard             -               -                 2,200,000  E           $1,305,000  E
Joseph B. Leonard             -               -                   300,000  U                   $0  U
Robert L. Fornaro             -               -                   421,666  E              $36,219  E
Robert L. Fornaro             -               -                   283,334  U                   $0  U
Stephen J. Kolski             -               -                   181,666  E              $88,125  E
Stephen J. Kolski             -               -                    83,334  U                   $0  U
Stanley J. Gadek              -               -                   104,999  E                   $0  E
Stanley J. Gadek              -               -                   115,001  U                   $0  U
Richard P. Magurno            -               -                   111,666  E                   $0  E
Richard P. Magurno            -               -                   118,334  U                   $0  U


(1) Amounts shown are based upon the closing sale price for our common stock on December 31, 2002, which was $3.90 per share.

Director Compensation

     Our outside directors (Ms. Biggins and Messrs. Chapman, Drummond, Jordan, Priddy and Usery) receive a retainer of $5,000 per quarter plus meeting fees of $1,000 per meeting of our board of directors or committee attended in person and $500 per meeting of our board of directors or committee attended by phone in addition to reimbursement of their expenses in attending meetings of our board of directors. The chairperson of each committee receives an additional $2,000 per year. In addition, each outside director is to receive options to purchase 5,000 shares of our common stock upon the date of our annual stockholders' meeting at the then current stock price, with vesting over three years of service on our board of directors for grants made prior to 2002 and immediate vesting for grants made during 2002 and thereafter. With the exception of the payments made to Messrs. Jordan and Priddy pursuant to their consulting agreements, the compensation discussed in this paragraph is the sole remuneration for our non-management board members.


                     BOARD COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The compensation of our executive officers is determined by the compensation committee of our board of directors on an annual basis. Our compensation committee considers all elements of compensation in making its determinations. With respect to those executive officers who do not serve on our board of directors, our compensation committee also considers the recommendations of our chairman of the board and chief executive officer. The principal elements of compensation for our executive officers are base salary, cash bonuses and stock incentives and stock options.

     Base Salary. The base salary of our chairman of the board and chief executive officer during 2002 (Joseph B. Leonard) was established at $400,000 per year under his amended employment agreement pursuant to negotiations between Mr. Leonard and the outside board members. The amended employment agreement was signed on September 6, 2001.

     Cash Bonuses. We adopted an executive incentive compensation plan for 2002 under which Mr. Leonard and other management employees became entitled to a bonus for 2002 based on our profitability (calculated based on a return on equity) in excess of a base rate equal to the treasury bill rate. Due to our operating profit during 2002, incentive bonuses of $80,000 - $540,000 were paid for the 2002 year to our executive officers who were employed during the entire year. These bonuses were calculated in accordance with the executive incentive compensation plan.

     Stock Options. We have previously relied and intend to continue to rely heavily on stock options to provide incentive compensation to our executive officers and other key employees and to align their interests with those of our stockholders. In that regard, stock options were granted to all of our officers (other than the chief executive officer) during the year. All of these options are exercisable at fair market value. All of the options granted to our executive officers will vest over three years. The vesting schedule is designed to encourage employment with us throughout the vesting period. No options were granted to Mr. Leonard during the year as a result of the options granted to him in 2001 in connection with his execution of a new three-year employment contract.

                               Submitted by

                               COMPENSATION COMMITTEE



                               William J. Usery, Jr.           Jere A. Drummond

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                          STOCK PRICE PERFORMANCE GRAPH

           The following stock price performance graph compares our performance to the New York Stock Exchange Composite Index and the Standard & Poors Airlines Index. The stock price performance graph assumes an investment of $100 in our stock and the two indexes, respectively, on December 31, 1997, and further assumes the reinvestment of all dividends. The Standard & Poors Airlines Index includes AMR Corporation, Delta Air Lines and Southwest Airlines. Stock price performance, presented for the period from December 31, 1997 through December 31, 2002 is not necessarily indicative of future results.

                                     [GRAPH]

                                       12/31/97       12/31/98       12/31/99       12/31/00       12/31/01       12/31/02
                                       --------       --------       --------       --------       --------       --------
AirTran Holdings, Inc.                 $100.00         $65.63          $113.28         $181.25      $165.00         $97.50
NYSE Composite Index                   $100.00        $116.55          $127.21         $128.50      $115.38         $92.50
Standard & Poors Airlines Index        $100.00         $96.74           $95.94         $142.95       $96.32         $59.32


     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deem filed under such Acts.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Our board of directors has selected Ernst & Young LLP as our independent auditors for the ensuing fiscal year. Ernst & Young LLP has served as our independent auditors since our inception. Representatives of Ernst & Young LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                        FEES PAID TO INDEPENDENT AUDITORS
Audit Fees

     The fees and expenses for the annual audit of our financial statements by Ernst & Young LLP for the fiscal year ended December 31, 2002 and the reviews of our quarterly financial statements during the year were approximately $426,339.

Financial Information Systems Design and Implementation Fees

     There were no fees billed for financial information systems design and implementation services rendered by Ernst & Young LLP to us for the fiscal year ended December 31, 2002.

All Other Fees

     The aggregate fees billed for all other non-audit services, including fees for audit related services and tax-related services, rendered by Ernst & Young LLP to us for the fiscal year ended December 31, 2002 were approximately $252,305. Our audit committee has determined that provision of these non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

             PROPOSAL 2: AMENDMENT TO 2002 LONG-TERM INCENTIVE PLAN

     Our board of directors, acting on the recommendation of the compensation committee, has determined that it is in our best interests and in the interests of our stockholders to amend our 2002 Long-Term Incentive Plan to prohibit the re-pricing of previously granted stock options without our stockholder approval, including the cancellation of outstanding options and grant of new options at a lower price. In connection with the vote approving the 2002 Long-Term Incentive Plan at our 2002 stockholders meeting, we committed to propose this amendment for approval at this year's meeting.

Our Board of Directors recommends that stockholders vote "FOR" Proposal 2.

     Set forth below is a summary of the principal features of the 2002 Long-Term Incentive Plan.

Summary of the 2002 Long-Term Incentive Plan

General

     The purpose of the 2002 Long-Term Incentive Plan is to promote our success by linking the interests of our employees, officers and directors to those of our stockholders, and by providing participants with an incentive for outstanding performance. The Plan permits the grant of awards to selected employees, officers, directors and consultants. As a result, all of our employees, board of director members and consultants could be eligible to receive awards. However, it is our initial intention that awards will be made only to our officers and director level employees and to other selected employee groups. In all cases, our compensation committee will determine who will receive grants of awards and the amount of each award. There are approximately 50 officers and director level employees at the current time.

New Plan Benefits

     We committed to grant stock options under this Plan to our pilots (approximately 650 pilots at this time) pursuant to our collective bargaining agreement with our pilots signed in 2001. As of December 31, 2002, approximately 1,109,829 options have been granted to pilots, including 900,000 options exercisable at $8.35 per share and 209,829 options exercisable at $5.80 per share.

     As of the date of this proxy statement, we had made grants of stock options under our 2002 Long-Term Incentive Plan to officers and directors as set forth in the following table.


Name and Position                                                              Dollar Value (1)        Number of Shares
-----------------                                                              ----------------        ----------------
Joseph B. Leonard, Chairman of the Board and Chief Executive Officer                    $0.00                     0
Robert L. Fornaro, President and Chief Operating Officer                           $1,320,000               300,000
Stephen J. Kolski, Senior Vice President                                             $371,500                85,000
Stanley J. Gadek, Senior Vice President and Chief Financial Officer                  $396,000                90,000
Richard P. Magurno, Senior Vice President, General Counsel and Secretary             $396,000                90,000
All executive officers and directors as a group                                    $3,747,000               790,000
All non-executive officer employees as a group                                    $10,654,457             1,544,829

(1) The dollar value of the stock option grants is determined by multiplying the number of shares obtainable upon exercisable of each stock option by the exercise price for each stock option.

Types of Awards

     The Plan authorizes the granting of awards in any of the following forms:

- options to purchase shares of our common stock, which may be incentive stock options or non-qualified stock options

-    stock appreciation rights

-    performance shares

-    restricted stock

-    dividend equivalents, or

-    other stock-based awards.

     To the extent an award granted under the 2002 Long-Term Incentive Plan is cancelled, expires or is forfeited, the shares subject to the award will be available for future grant under the Plan. The number of shares reserved under the Plan is also subject to adjustment for stock splits and similar events.

     The maximum number of options that may be granted to any one employee in any one calendar year is 1,500,000. The maximum number of shares underlying awards (other than stock options) that may be granted during any one calendar year under the 2002 Long-Term Incentive is 750,000 for executive officers whose deductible compensation is limited under the Internal Revenue Code.

     The maximum amount of cash compensation that may be paid during any one calendar year under the 2002 Long-Term Incentive Plan is $3,000,000 for executive officers whose deductible compensation is limited under the Internal Revenue Code.

Administration

     The 2002 Long-Term Incentive Plan is administered by the compensation committee of our board of directors. Our compensation committee has the authority to:

-    designate participants

- determine the type or types of awards to be granted to each participant and the number, terms and conditions of award

- establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2002 Long-Term Incentive Plan

- make all other decisions and determinations that may be required under the 2002 Long-Term Incentive Plan.

Stock Options

     Our compensation committee is authorized under the 2002 Long-Term Incentive Plan to grant options, which may be incentive stock options or non-qualified stock options. All options will be evidenced by a written award agreement between us and the participant, which will include any provisions specified by our compensation committee. The terms of an incentive stock option must meet the requirements of Section 422 of the Internal Revenue Code.

Stock Appreciation Rights

     Our compensation committee may also grant stock appreciation rights. Upon the exercise of a stock appreciation right, the holder has the right to receive the excess, if any, of the fair market value of one share of our common stock on the date of exercise, over the grant price of the stock appreciation right as determined by our compensation committee. All awards of stock appreciation rights will be evidenced by an award agreement reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the stock appreciation right, as determined by our compensation committee at the time of grant.

Performance Shares

     Our compensation committee may grant performance shares to participants on terms and conditions as may be selected by our compensation committee. Our compensation committee will have complete discretion to determine the number of performance shares granted to each participant and to set performance goals and other terms or conditions to payment of the performance shares in its discretion which, depending on the extent to which they are met, will determine the number and value of performance shares that will be paid to the participant.

Restricted Stock Awards

     Our compensation committee may make awards of restricted stock to participants, which will be subject to restrictions on transferability and other restrictions as our compensation committee may impose, including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock. These awards may be subject to forfeiture upon termination of employment or upon a failure to satisfy performance goals during the applicable restriction period.

Other Stock-Based Awards

     Our compensation committee may, subject to limitations under applicable law, grant other awards that are payable in or valued relative to shares of our common stock as deemed by our compensation committee to be consistent with the purposes of the 2002 Long-Term Incentive Plan, including without limitation shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions. Our compensation committee will determine the terms and conditions of any other stock-based awards.

Performance Goals

     In order to preserve full deductibility under Section 162(m) of the Internal Revenue Code, our compensation committee may determine that any award will be determined solely on the basis of:

- the achievement by us or a subsidiary of ours of a specified target return, or target growth in return, on equity or assets

- total stockholder return, described as our stock price appreciation plus reinvested dividends, relative to a defined comparison group or target over a specific performance period

-    our stock price

- the achievement by us or a business unit or subsidiary of ours of a specified target, or target growth in net income, earnings per share or similar measures, or

-    any combination of the above.

     If an award is made on this basis, our compensation committee must establish goals prior to the beginning of the period for which the performance goal relates, or by a later date as may be permitted under applicable tax regulations, and our compensation committee may for any reason reduce, but not increase, any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of our compensation committee in each case that the performance goals and any other material conditions were satisfied.

Limitations on Transfer and Beneficiaries

     No award under the 2002 Long-Term Incentive Plan is assignable or transferable other than by will or the laws of descent and distribution. However, our compensation committee may permit other transfers if it deems appropriate.

Acceleration upon Certain Events

     Any options or stock appreciation rights will thereafter continue or lapse in accordance with the other provisions of the 2002 Long-Term Incentive Plan and the award agreement. In addition, our compensation committee may at any time in its discretion declare any or all awards to be fully or- partially vested and exercisable. Our compensation committee may discriminate among participants or among awards in exercising such discretion.

Termination and Amendment

     Our compensation committee may at any time amend or terminate the 2002 Long-Term Incentive Plan without stockholder approval, but it may condition any amendment on the approval of our stockholders if such approval is necessary or advisable under tax, securities or other applicable laws, policies or regulations. Our compensation committee may amend or terminate any outstanding award without approval of the participant, but an amendment or termination may not, without the participant's consent, reduce or diminish the value of the award determined as if it had been exercised, vested, cashed in or otherwise settled on the date of the amendment or termination.

New Plan Benefits

     All of our executive and non-executive officers, employees and directors shall be eligible for awards under the 2002 Long-Term Incentive Plan as determined by our compensation committee in its discretion. It is not possible, however, to determine the benefits and amounts that will be received by any individual participant or group of participants in the future.

Federal Income Tax Information

     The following discussion is a summary of the federal income tax provisions relating to the grant and exercise of awards under the 2002 Long-Term Incentive Plan and the subsequent sale of common stock acquired under this plan. The tax effect of exercising awards may vary depending upon the particular circumstances, and the income tax laws and regulations change frequently.

     Nonqualified Stock Options. There will be no federal income tax consequences to a participant or to us upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, however, he will realize ordinary income in an amount equal to the excess of the fair market value of the option shares that he receives upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding deduction, subject to limitations under Section 162(m) of the Internal Revenue Code. Any gain (loss) that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain (loss), depending on how long the participant holds the shares.

     Incentive Stock Options. There typically will be no federal income tax consequences to a participant or to us upon the grant or exercise of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, he will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount, subject to certain limitations under Section 162(m) of the Internal Revenue Code. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant's alternative minimum taxable income.

     Stock Appreciation Rights. The participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income, and we will be allowed a federal income tax deduction equal to such amount, subject to certain limitations under Section 162(m) of the Internal Revenue Code.

     Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount he paid for the stock, and we will be allowed a corresponding tax deduction at that time, subject to certain limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of grant of the restricted stock, he will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date, less any amount a participant paid for the stock, and we will be allowed a corresponding tax deduction at that time, subject to specified limitations under Section 162(m) of the Internal Revenue Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, he will not be able to recover the tax previously paid pursuant to his Section 83(b) election.

     Performance Shares. A participant will not recognize income, and we will not be allowed a tax deduction, at the time performance shares are granted. When the participant receives payment under the performance shares, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant, and we will be allowed a corresponding tax deduction at that time, subject to specified limitations under Section 162(m) of the Internal Revenue Code.

                                  OTHER MATTERS



Stockholders' Proposals for Annual Meeting to be held in 2004

     We plan to hold our 2004 annual meeting of stockholders during the month of May. Any proposal of a stockholder intended to be presented at the 2004 annual meeting of stockholders must be received by us for inclusion in the proxy statement and form of proxy for that meeting no later than December 11, 2003. If any proposal is submitted after that date, we are not required to include it in our proxy materials.

Action on Other Matters at the Annual Meeting

     At this time, we do not know of any other matters to be presented for action at the annual meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement. If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

     STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

                                             BY ORDER OF THE BOARD OF DIRECTORS,


                                             /s/ Richard P. Magurno
                                             --------------------------------
                                             Richard P. Magurno,
                                             Secretary

                                     ANNEX A

                              AIRTRAN HOLDINGS INC.

                             AUDIT COMMITTEE CHARTER


PURPOSE
-------

     The Audit Committee shall provide assistance to the Company's Board of Directors (the "Board") in fulfilling the Board's responsibility to its shareholders and the investment community relating to the Company's accounting, reporting practices, and the quality and integrity of the Company's financial reports. The Audit Committee's primary duties and responsibilities are to:

- Oversee that management has maintained the reliability and integrity of the Company's accounting policies and financial reporting and disclosure practices;

- Oversee that management has established and maintained processes to assure that an adequate system of internal audit control is functioning within the Company;

- Oversee that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and corporate policy;

- Assist the Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditors; and

- Prepare a report of the Audit Committee for inclusion in the proxy statement for the Company's annual meeting of shareholders.


The Audit Committee intends to fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

COMPOSITION
-----------

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, in that each Audit Committee member may not, other than in his or her capacity as a director or member of any committee of the Board, (i) accept any consulting, advisory, or other compensatory fee from the Company; or (ii) be an affiliated person of the Company or any subsidiary thereof. In addition, each Audit Committee member shall meet the independence requirements of the New York Stock Exchange ("NYSE"); as such requirements may be changed from time to time, as set forth in the listing requirements of NYSE. A director who meets the definition of "independence" mandated for all Audit Committee members, but who also holds 20% or more of the Company's stock (or who is a general partner, controlling shareholder or officer of any such holder) cannot chair, or be a voting member of, the Audit Committee.

     All members of the Audit Committee shall be familiar with basic finance and accounting practices, and shall have one member who is a Financial Expert, as defined by the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Chair of the Audit Committee shall have accounting or related financial management expertise. The Company shall disclose, in its periodic reports required under the Exchange Act, whether or not, and if not, the reasons therefore, the Audit Committee is comprised of at least one Financial Expert, as defined by the Exchange Act.

     The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall hold office until their resignations or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

MEETINGS
--------

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent auditors separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair shall meet separately with the independent auditors, internal auditors or other personnel responsible for the internal audit function and management at least quarterly prior to the issuance of the quarterly financial statements.


RESPONSIBILITIES AND DUTIES
---------------------------

     The Audit Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each registered public accounting firm shall report directly to the Audit Committee. To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review
------------------------

1. Review and reassess, at least annually, the adequacy of this Charter and make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent auditors the Company's annual financial statements and Form 10-K prior to the filing of the Form 10-K or prior to the release of earnings, including a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61") and including a discussion of the Company's disclosures in the Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") section.

3. Review with management and the independent auditors the Form 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent auditors of the matters required to be discussed by SAS No. 61 and including a discussion of the Company's disclosures in the MD&A section. If the Audit Committee so delegates, the Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

4. Review with management and the independent auditors the effect of regulatory and accounting initiatives that may affect the Company, as well as the effect of any off-balance sheet structures and transactions on the Company's financial statements.

5. At the discretion of the Chair of the Audit Committee, prior to their issuance , review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

6. Discuss the Company's policies with respect to risk assessment and risk management, and discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

Independent Auditors
--------------------

7. Review the performance of the independent auditors and appoint or terminate the independent auditors. The Audit Committee has the sole authority and responsibility to select, evaluate, and where appropriate, replace the outside auditors. In addition, the Audit Committee has the sole authority to approve all audit engagement fees and terms, as well as significant non-audit engagements with the independent auditors. The independent auditors are ultimately accountable to the Audit Committee and the entire Board for such auditors' review of the financial statements and controls of the Company. The Audit Committee shall determine the appropriate compensation of the independent auditors.

8. Approve in advance all auditing services and non-audit services, except where such services are determined to be de minimus under the Exchange Act. The Audit Committee may delegate to one or more designated members of the Audit Committee who are independent directors of the Board of Directors, the authority to grant such pre-approvals. The decisions of any member to whom such authority is delegated shall be presented to the full Audit Committee at each of its scheduled meetings.

9.   Oversee independence of the auditors by:

     - receiving from, and reviewing and discussing with, the auditors, at least annually, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard 1 ("ISB No. 1");

     - reviewing, and actively discussing with the Board, if necessary, and the auditors, on a periodic basis, any disclosed relationships or services between the auditors and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the auditors;

     - recommending, if necessary, that the Board take appropriate action to satisfy itself of the auditors' independence; and

     - ensuring that the lead or coordinating audit partner having primary responsibility for the audit, or the audit partner responsible for reviewing the audit does not perform audit services for the Company for five (5) or more consecutive fiscal years.

10. At least annually, obtain and review a report from the independent auditors describing the audit firm's internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company. The Audit Committee shall use such report to evaluate the independent auditor's qualifications, performance and independence, including a review and evaluation of the lead partner of the independent auditor, and taking into account the opinions of management and the Company's internal auditors. In addition to the currently required five-year rotation of the lead audit partner, the Audit Committee shall consider whether, in order to assure continuing auditor independence, there should be additional rotations of the lead audit partner, or of the audit firm itself. The Audit Committee shall present its conclusions with respect to the independent auditor to the Company's full Board.

11. Set clear hiring policies for employees or former employees of the Company's independent auditors.


Financial Reporting Process
---------------------------

12. In consultation with the independent auditors and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external. The Audit Committee shall report regularly to and review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditors, or the performance of the internal audit function.

13. Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditing department.

14. Establish regular systems of reporting to the Audit Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

15. Regularly review with the independent auditors any audit problems or difficulties among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements and management's response thereto.

16. Ensure and oversee timely reports from the independent auditors to the Audit Committee of (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

17. The Audit Committee shall meet separately, at least quarterly, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

Legal Compliance/General
------------------------

18. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

19.  Report through its Chair to the Board regularly.

20. Maintain minutes or other records of meetings and activities of the Audit Committee.

21. Review and approve, prior to the Company's entry into any such transactions, all transactions between the Company and its executive officers, members of its Board, beneficial holders of more than 5% of the Company's securities, immediate family members of any of the foregoing persons, and any other parties whom the Board determines may be considered to be related parties.

22. When deemed necessary by the members of the Audit Committee, retain independent outside legal, accounting or other advisors or consultants to advise and assist the Audit Committee in carrying out its duties, without needing to seek approval for the retention of such advisors or consultants from the Board. The Audit Committee shall determine the appropriate compensation for any advisers retained by the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

23. The Audit Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

24. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

25. The Audit Committee shall be subject to an annual performance evaluation to determine its compliance with this Charter, its performance hereunder and the carrying out of its duties.

V.   COMPENSATION AND SECURITY OWNERSHIP
     -----------------------------------

26. Audit Committee members shall be compensated by the Company solely in the form of directors' fees which may include the grant of stock options. Audit Committee members may, however, receive greater fees than those received for Board service by other Board members, in light of their heightened responsibilities to the Company.

The Audit Committee's responsibility is oversight. Management of the Company has the responsibility for the Company's financial statements as well as the Company's financial reporting process, principles, and internal controls. The independent auditors are responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company's quarterly financial statements and other procedures. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons within the Company and of the professionals and experts (such as the independent auditors) from which it receives information,
(ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management of the independent auditors as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the independent auditors to the Committee.

DISCLOSURE OF CHARTER

This Charter will be made available on the Company's website at www.airtran.com.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 14, 2003
                             AIRTRAN HOLDINGS, INC.

The undersigned hereby appoints Joseph B. Leonard and Richard P. Magurno, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock held of record on March 31, 2003, at the Annual Meeting of the Stockholders to be held on May 14, 2003, at 11:00 A.M. at the Westin Peachtree Plaza Hotel, 210 Peachtree Street, NW, Atlanta, Georgia 30303, or any adjournment thereof.

1.  Proposal 1:  Election of Directors

           [   ]  Vote for all nominees listed       Don L. Chapman (Class I)
                  at right (except as marked         Lewis H. Jordan (Class I)
                  to the contrary at right)          Joseph B. Leonard (Class I)
                                                     John F. Fiedler (Class II)

           [   ]  Withhold authority to vote
                  for all nominees listed at right

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list at right).


2. Proposal 2: Approve Amendment to 2002 Long-Term Incentive Plan to prohibit the re-pricing of previously granted stock options without shareholder approval

           [   ]  FOR

           [   ]  AGAINST

           [   ]  ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or adjournment thereof.

THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.

                             AIRTRAN HOLDINGS, INC.

                                      PROXY



     The undersigned hereby acknowledges receipt of the Proxy Statement and Notice of Annual Meeting to be held May 14, 2003.


PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                                                  I PLAN TO ATTEND __________



_______________________________(SEAL)
Signature

_______________________________(SEAL) Dated: ___________________, 2003
Signature


(Please sign exactly as your name appears hereon. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer).